IDAHO POWER COMPANY
1994 RESTRICTED STOCK PLAN

PREAMBLE



     Effective as of July 1, 1994, Idaho Power Company (the
"Company"), has adopted the IDAHO POWER COMPANY 1994 RESTRICTED STOCK PLAN (the "Plan") for the benefit of its eligible employees.

ARTICLE I

PURPOSE AND ELIGIBILITY

     1.1 Purpose. The purpose of the Plan is to award shares of common stock to certain officers and executives ("key employees") of Idaho Power Company (the "Company") [and its wholly-owned subsidiaries] to provide an equity-based incentive program to key employees that encourages retention, facilities alignment of business decisions with shareholder interests and recognizes key employees for outstanding performance.

     1.2 Eligibility. Subject to the determination of the Committee described in Section 2.2 herein, all officers and key executives of the Company [and its wholly-owned subsidiaries] shall be eligible to receive awards under the Plan. A person who receives an award under the Plan is referred to herein as a "Participant."

ARTICLE II

AWARDS

     2.1 Shares Available for Awards. The maximum number of shares which may be awarded from time to time under the Plan is 370,000. Shares of common stock awarded under the Plan ("Restricted Shares") shall be authorized but unissued shares of common stock of the Company, treasury shares or shares purchased on the open market. Restricted Shares which are not earned or which are forfeited shall again be available for subsequent awards under the Plan. Such shares may be regranted to key employees who are deemed to be insiders under
Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the maximum extent permitted by the rules thereunder.

     2.2 The Committee. All awards made hereunder shall be made to such key employees as shall be determined solely by the Compensation Committee of the Board of Directors of the Company, or such other committee as the Board of Directors shall determine (the "Committee").
     The Committee shall consist of not less than two members of the Board of Directors who shall, to the extent required, meet the requirements for disinterested administration as set forth in Rule 16b-3 of the Exchange Act. The Committee shall have full discretion and exclusive power, subject to the provisions of the Plan, to select and determine the key employees to whom awards are made, the times when awards are made, the number of Restricted Shares granted, the length of the restricted period (the "Restricted Period"), the applicable restrictions, forfeiture provisions, performance criteria, if any, dividend rights, if any, voting rights, if any, and any other rights, terms and conditions it may choose to apply to such awards.

     The Committee shall have full power and authority to interpret and apply the provisions of the Plan, and to prescribe, amend and rescind such rules and regulations relating to the Plan as it shall deem desirable. Any interpretation, determination or other action taken by the Committee shall be final, binding and conclusive. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or awards made hereunder.

     2.3  Awards.

     (a) The terms of each award, as determined solely by the Committee, shall be set forth in a written agreement (a "Restricted Stock Agreement") duly executed on behalf of the Company and the Participant in such form as the Committee shall from time to time approve.

     (b) A stock certificate representing the number of Restricted Shares granted to a Participant shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account. The Participant shall not have the right to vote such Restricted Shares or to receive dividends thereon unless such rights are granted by the Committee. In addition, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period and the satisfaction of performance criteria, if any; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period, other than by will or the laws of descent and distribution; and (iii) all of the Restricted Shares shall be forfeited by the Participant without further obligation on the part of the Company as of the date of the Participant's termination of employment in accordance with the provisions of Section 3.1 hereof prior to the expiration or termination of the Restricted Period. Upon the forfeiture of any Restricted Shares, such forfeited shares shall be transferred to the Company without further action by the Participant.

     (c) Upon the expiration or termination of the Restricted Period and the satisfaction of performance criteria, if any, the restrictions imposed on the appropriate Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered to the Participant, free of all such restrictions, except any that may be imposed by law or by the applicable Restricted Stock Agreement. Except as provided under Section 5.3 hereof, no payment will be required from the Participant upon the issuance or delivery of any Restricted Shares.

     2.4 Section 83(b) Election. A Participant who files an election with the Internal Revenue Service to include the fair market value of any Restricted Shares in gross income while they are still subject to restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

     2.5 Adjustment in Event of Changes in Capitalization. In the event of a recapitalization, stock split, stock dividend, stock combination, exchange of shares, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation, or other similar changes or transactions, of or by the Company, the aggregate number of Restricted Shares shall be appropriately adjusted and all provisions of this Plan with respect to the number of Restricted Shares shall also be adjusted.

ARTICLE III

TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL

     3.1 Termination of Employment. Subject to the Committee's right to determine otherwise at the time of grant, upon termination of the Participant's employment with the Company by reason of death or disability, or with approval of the Committee upon retiring from the Company prior to attaining age 62, all unvested Restricted Stock shall immediately vest. Upon termination of employment for any other reason, all unvested Restricted Stock shall be forfeited.

     3.2 Change in Control. All unvested Restricted Shares shall vest immediately upon a "change in control". "Change in control" shall mean the earlier of the following to occur: (a) the public announcement by the Company or by any person (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) ("Person") that such Person, who or which, together with all Affiliates and Associates (within the meanings ascribed to such terms in Rule 12b-2 of the Exchange Act) of such Person, shall be the beneficial owner of twenty percent (20%) or more of the voting stock then outstanding; (b) the commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of voting stock aggregating thirty percent (30%) or more of the then outstanding voting stock; (c) the announcement of any transaction relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act; (d) a proposed change in the constituency of the Board of Directors of the Company such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of the Company of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were members of the Board of Directors of the Company at the beginning of the period; or (e) any other event which shall be deemed by a majority of the Committee of the Board of Directors of the Company to constitute a "change in control."

ARTICLE IV

AMENDMENTS AND TERMINATION

     4.1 Amendments. The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate by it, to amend in whole or in part, and in any manner, any or all of the provisions of this Plan, provided that no amendment shall make it possible for any part of a Participant's Restricted Shares to be used for or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries, except to the extent otherwise provided in this Plan. No actions by the Board of Directors pursuant to this Article IV may be taken if it would cause the Plan to fail to meet the "disinterested administration" requirements set forth in Rule 16b-3 of the Exchange Act to the extent required.

     4.2 Termination. The Board of Directors reserves the right to terminate this Plan at any time. No Participant shall accrue any additional benefits under this Plan after the effective date of such termination.

ARTICLE V

MISCELLANEOUS

     5.1 Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Idaho, without regard to conflicts of laws provisions.

     5.2 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, as a right of any Participant to be continued in the employment of the Company, or as a limitation on the right of the Company to discharge any of its employees, with or without cause.

     5.3 Taxes. The Company shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to awards of Restricted Shares, and the lapse of restrictions on Restricted shares, including but not limited to (i) deducting the amount required to be withheld from any other amount then or thereafter payable to a Participant, former Participant, beneficiary or legal representative, and (ii) requiring a Participant, former Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld as a condition of the delivery of Restricted Shares. For all purposes of this Plan, the fair market value of common stock shall be determined by the Company in good faith, and such determination shall be binding upon the Participants and all other persons for federal, state and local tax purposes.

     5.4 Notices. Each notice relating to this Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at 1221 West Idaho Street, Boise, Idaho 83707, Attention: Manager of Compensation. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Company's records.

     5.5 Headings. The headings and sub-headings in this Plan are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

     5.6 Severability. In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.


          DATED this 20th day of December, 1994.

                                   IDAHO POWER COMPANY



By: /s/ J. W. Marshall
J. W. Marshall
Chairman of the Board
and Chief Executive Officer